Exhibit 3.1
DOLLAR TREE, INC.

AMENDED AND RESTATED BY-LAWS
(Effective September 24, 2026)
ARTICLE I.

OFFICES
The principal office of the Corporation shall be in the City of Chesapeake, Commonwealth of Virginia.
ARTICLE II.

SHAREHOLDERS
1.    PLACE OF MEETING: Meetings of shareholders may be held at such place, if any, either within or without the Commonwealth of Virginia, as shall be approved by the Board of Directors and designated in the notice of the meeting.
2.    ANNUAL MEETING: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors in its discretion determines.
3.    SPECIAL MEETINGS:
(a)    Right to Call Special Meeting. Except as otherwise required by law or the Articles of Incorporation, special meetings of the shareholders of the Corporation for any purpose or purposes: (i) may be called at any time only by or at the direction of the Board of Directors acting pursuant to a resolution adopted by a majority of the entire Board of Directors, or by the chair of the Board of Directors (the “Board Chair”) or the chief executive officer of the Corporation; and (ii) shall be called by the Board Chair or the secretary of the Corporation upon the written request of one or more shareholders that own, or who are acting on behalf of persons who own, shares representing fifteen percent (15%) or more (the “requisite percent”) of the voting power of the then outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Shareholder Requested Special Meeting”), which written request shall state the purpose or purposes for which the special meeting is to be called. Such written request shall be delivered to the Board Chair or to the secretary of the Corporation at the principal executive offices of the Corporation by registered mail. Except as provided for in this paragraph or in the terms of any series of Preferred Stock, special meetings of the shareholders of the Corporation may not be called by any other person or persons. Any shareholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the shareholders entitled to request such special meeting (the “ownership record date”) by delivering notice in writing to the secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A shareholder’s record date request notice shall set forth the number of shares of Common Stock which are owned of record and beneficially by such shareholder and the purpose or purposes for which the special meeting is to be called. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these By-Laws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date upon which a valid record date request notice is received by the secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date on which such valid record date request notice was received by the secretary of the Corporation (or, if such tenth (10th) day is not a business day, the first business day thereafter).
(b)    Purpose of Special Meeting; Nomination of Directors. Any business that could be considered at an annual meeting of the shareholders may be considered at a special meeting of the shareholders, including the election and/or removal of any director or directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record of the Corporation who (1) is a shareholder of record at the time such shareholder’s notice of nomination is delivered to the secretary of the Corporation, (2) is entitled to vote at the meeting, and (3) delivers a written notice to the secretary of the Corporation containing the information set forth in Article II, Section 5 in connection with any nomination by the requesting shareholder or shareholders as if such special meeting were an annual meeting of shareholders. In the event a special meeting is called for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) if the shareholder’s notice required by the preceding sentence shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the applicable special meeting, provided that any shareholder or shareholders who requested a Shareholder Requested Special Meeting for the purposes of electing shall have included such notice in their request for such Shareholder Requested Special Meeting.
(c)    Record Date; Date and Notice of Special Meeting. A special meeting requested by shareholders shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which the special meeting request is delivered to the Board Chair or to the secretary of the Corporation. The Board of Directors shall specify the record date for the determination of shareholders entitled to notice of and to vote at the special meeting; provided, however, that the record date shall not be more than seventy (70) days prior to the date of the special meeting. Following receipt of a special meeting request, it shall be the duty of the secretary of the Corporation to cause notice to be given to the shareholders entitled to vote at such meeting, within the time periods and in the manner set forth in Article II, Section 4 hereof. All business transacted at any special meeting shall be confined to the purpose or purposes stated in the Corporation’s notice of special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting pursuant to the Corporation’s notice of meeting.
(d)    Adjournment or Postponement; Quorum. Notwithstanding the provisions of Article II, Section 8, if a quorum is not present at any Shareholder Requested Special Meeting, the Board Chair, the Board of Directors and the Corporation shall have no obligation to postpone or adjourn such Shareholder Requested Special Meeting and may cancel such Shareholder Requested Special Meeting, and each of the same shall be deemed to have fulfilled their respective obligations under this Article II, Section 3 with respect to such Shareholder Requested Special Meeting.
(e)    Revocation. Any shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the secretary of the Corporation. A written request for a special meeting of shareholders shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the shareholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the ownership record date and the date of the applicable Shareholder Requested Special Meeting, and the requesting shareholder shall promptly notify the secretary of the Corporation of any decrease in ownership of shares of Common Stock of the Corporation that results in such a revocation. In addition, the failure of any shareholder who submitted a written request for a special meeting of shareholders to appear at the special meeting of shareholders or to send the shareholder’s duly authorized agent to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request. If, following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the requisite percent entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.
4.    NOTICES: Notice shall be given by the Corporation in accordance with Article VIII, Section 1, stating the place, if any, date and time of a meeting of shareholders, the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of a meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or conversion, a proposed sale of the Corporation’s assets that requires shareholder approval under the Virginia Stock Corporation Act (the “VSCA”) or the dissolution of the Corporation shall be given in the manner provided above not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. A record date fixed by the Board of Directors with respect to any meeting of the shareholders shall be the record date for determining shareholders entitled to notice of and to vote at such meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting.
A shareholder may waive any notice required by these By-Laws, the Articles of Incorporation or the VSCA before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation’s secretary for filing by the Corporation with the minutes or corporate records. A shareholder’s attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
5.    ORGANIZATION AND ORDER OF BUSINESS:
(a)    At all meetings of the shareholders, unless otherwise determined by the Board of Directors, the Board Chair (or if the Board Chair is not independent, the lead independent director, if any), or in the absence of or at the election of the Board Chair, the Vice Chair (if the Vice Chair is independent), or in the absence of the Vice Chair, the chair of the Nominating and Governance Committee, or in the absence of the foregoing, another independent director appointed by the Board of Directors, shall act as chair of the meeting. In the absence of all of the foregoing, a majority of the shares entitled to vote at such meeting may appoint any person to act as chair of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the shareholders. In the event that neither the secretary nor any assistant secretary is present, the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)    The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with any such rules, regulations or procedures adopted by the Board of Directors, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the determination of the order of business, adjourning or recessing the meeting, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
(c)    At each annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and such other business shall be conducted or considered, as shall have been properly brought before the meeting. Nominations and proposals of other business may only be properly brought before the meeting (1) by or at the direction of the Board of Directors or (2) by a shareholder of record of the Corporation (x) who is a shareholder of record at the time such shareholder’s notice required by Article II, Section 5(d) is delivered to the secretary of the Corporation and at the time of the applicable meeting, (y) who is entitled to vote at such meeting and (z) who complies with the notice procedures set forth in this Article II, Section 5. Clause (2) of the immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought pursuant to and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.
(d)    For any nominations or any other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof to the secretary of the Corporation containing the information set forth in this Article II, Section 5. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received by the secretary of the Corporation at the principal executive offices of the Corporation:

(1)    not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date of the Corporation’s last annual meeting of shareholders; or
(2)    if no annual meeting was held in the previous year or the date of the applicable annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, not later than the close of business on the later of the ninetieth (90th) day prior to the date of the applicable annual meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the applicable annual meeting.
In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(e)    To be in proper form, the shareholder’s notice (whether given pursuant to Article II, Section 3(b) or this Article II, Section 5) shall set forth:
(1)    as to each matter the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;
(2)    as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any of their respective affiliates, associates or others acting in concert therewith:
(A)    the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder;
(B)    the name and address of such beneficial owner, if any, and any of their respective affiliates, associates or others acting in concert therewith;
(C)    a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons or bring the business before the meeting specified in the notice;
(D)    the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the shareholder, such beneficial owner, if any, and any of their respective affiliates, associates or others acting in concert therewith;

(E)    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the shareholder, the beneficial owner, if any, and any of their respective affiliates, associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(F)    any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which the shareholder, such beneficial owner, if any, and any of their respective affiliates, associates or others acting in concert therewith has a right to vote any shares of any security of the Corporation;
(G)    any short interest in any security of the Corporation held by the shareholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (for purposes of this Article II, Section 5, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(H)    any rights to dividends on the shares of the Corporation owned beneficially by the shareholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation;
(I)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(J)    any performance-related fees (other than an asset-based fee) that the shareholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice; and
(K)    the information required pursuant to Rule 14a-19(b) promulgated under the Exchange Act if the shareholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith intends to engage in a solicitation in support of director nominees other than the Corporation’s nominees;
(3)    as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors:
(A)    the name, age, business address and, if known, residence address of such person;
(B)    the principal occupation or employment of such person;
(C)    the class and number of shares of stock of the Corporation which are beneficially owned by such person;
(D)    all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the

“registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(F)    a completed and signed questionnaire, representation and agreement required by Article II, Section 5(j) of these By-Laws with respect to each such person whom such shareholders proposes to nominate for election or reelection to the Board of Directors.
(4)    a description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination or proposal of such business by the shareholder;
(5)    any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or the proposal of other business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(6)    any material interest of the shareholder or the beneficial owner, if any, in such nomination or other business.
(f)    In addition, to be timely, the shareholder’s notice shall be supplemented or updated if necessary by the shareholder so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Article II, Section 5(f) or any other Section of these By-Laws shall not be deemed to extend any applicable deadlines under these By-Laws, cure deficiencies in any notice of nominations or other proposed business or permit a change in the nominees or nominations or other business proposed to be made or considered at a meeting of shareholders.
(g)    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(h)    Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination.
(i)    In addition to the other requirements of this Article II, Section 5 with respect to any shareholder nomination proposed to be made at a meeting, (1) each shareholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, with respect to any such nomination or the solicitation of proxies with respect thereto, (2) no shareholder, beneficial owner, if any, or any of their respective affiliates, associates and other persons acting in concert therewith shall solicit proxies in support of any nominees other than the nominees of the Board of Directors unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (3) if such shareholder, beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act as required by Article II, Section 5(e)(2)(K) and (y) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder, beneficial owner, if any, or any of their respective affiliates, associates and other persons acting in concert therewith provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such shareholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that such shareholder, beneficial owner, if any, and any of their respective affiliates, associates or other persons acting in concert therewith have met the requirements of Rule 14a-19 promulgated under the Exchange Act. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(j)    To be eligible to be nominated by a shareholder for election or reelection as a director of the Corporation, a person must deliver (no later than the time required for delivery of notice of the nomination under Article II, Section 3(b) or Section 5(d), as applicable) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary of the Corporation upon written request and will be substantially equivalent to the annual questionnaire required of the Corporation’s directors), and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) will comply with the Corporation’s corporate governance, conflict of interest, resignation, confidentiality, share ownership and share trading policies, in each case as applicable to the Corporation’s directors.
(k)    The secretary of the Corporation shall deliver each properly delivered shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.
(l)    Notwithstanding anything in these By-Laws to the contrary, no nominations of persons for election to the Board of Directors shall be made, and no other business shall be conducted or considered, at a meeting except in accordance with the procedures set forth in this Article II. The chair of the meeting shall, if the facts warrant, determine that the nomination or other business was not brought before the meeting in accordance with the procedures prescribed by this Article II. If the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded and the business not properly brought before the meeting shall not be transacted.
(m)    Nothing in these By-Laws shall be construed to grant any shareholder the right to include or have disseminated or described in the Corporation’s proxy statement any proposals of business; provided, however, that nothing in these By-Laws or in this Article II, Section 5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to and in accordance with Rule 14a-8 under the Exchange Act.

6.    PROXIES; VOTING:
(a)    A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder, or the shareholder’s agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which the Corporation’s authorized officers or agents or the inspectors of election can determine the date of the transmission and that the transmission was authorized by the sender or the sender’s agent or attorney-in-fact. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspectors of election or the officer or agent of the Corporation authorized to count votes. An appointment is valid for the term provided in the appointment form and, if no term is provided, is valid for 11 months unless otherwise provided by the VSCA.
(b)    Each holder of record of stock of any class or series shall, as to all matters in respect of which stock of such class or series has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class or series standing in the shareholder’s name on the books of the Corporation. Unless required by statute or determined by the chair of the meeting to be advisable, the vote on any questions need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy. Notwithstanding the foregoing, if authorized by the Board of Directors, any shareholder vote to be taken at a shareholders meeting may be voted upon by a ballot submitted by electronic transmission by the shareholder or the shareholder’s proxy, provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or the shareholder’s proxy. A share that is voted by a ballot submitted by electronic transmission as permitted by the previous sentence is deemed present at the shareholders meeting.
7.    INSPECTORS OF ELECTION: The Corporation shall appoint one or more inspectors to act at any shareholders meeting in connection with determining the voting results. Each inspector shall verify in writing that the inspector will faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the Corporation. An inspector may appoint or retain other persons to assist the inspector in the performance of the inspector’s duties, and may rely on information provided by such persons and other persons, including those appointed to count votes, unless the inspectors believe reliance is unwarranted. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting; (iii) determine the validity of proxy appointments and ballots; (iv) count all votes; and (v) make a written report of the results. In performing their duties, the inspectors may examine such documents and information as may be permitted by applicable law. No candidate for election as director shall be appointed or act as inspector.
8.    QUORUM: At all meetings of the shareholders, unless a greater number of voting by classes is required by law or the Articles of Incorporation, shares representing a majority of the votes entitled to be cast at the meeting shall constitute a quorum. Shares of the Corporation are not entitled to vote if they are owned directly or indirectly through an entity of which a majority of the voting power is held directly or indirectly by the Corporation or that is otherwise controlled by the Corporation. Less than a quorum may adjourn. If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may come before the adjourned meeting when reconvened.
9.    POSTPONEMENTS; ADJOURNMENTS; CANCELLATIONS: Any postponed or adjourned meeting of the shareholders shall be held on such date and at such time as the Board of Directors or chair of the meeting may determine. The Board of Directors shall also have the power to cancel any special meeting of the shareholders that was called by the Board of Directors, the Board Chair or the chief executive officer of the Corporation, in each case, pursuant to Article II, Section 3(a)(i). Any determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date or dates, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
10.    REMOTE COMMUNICATION: If authorized by the Board of Directors in its sole discretion, and subject to any guidelines and procedures as the Board of Directors may adopt, shareholders not physically present at a meeting of shareholders may, by means of remote communication:
(a)    participate in a meeting of shareholders; and
(b)    be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that the Corporation shall implement reasonable measures to (i) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, and (ii) provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. The Board of Directors may determine that any meeting of shareholders shall not be held at any place and shall instead be held solely by means of remote communication in conformity with this Article II, Section 10.

ARTICLE III.

DIRECTORS
1.    RESPONSIBILITY OF DIRECTORS: All corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be managed under the direction, and subject to the oversight, of the Board of Directors.
2.    NUMBER OF DIRECTORS: The Board of Directors shall consist of ten (10) directors. The Board of Directors shall have the power to amend this by-law to the extent permitted by law.
3.    NOMINATION AND ELECTION OF DIRECTORS:
(a)    At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. Each director shall be elected by a vote of the majority of the votes cast with respect to the director nominee at a meeting of shareholders for the election of directors at which a quorum is present; provided, that if the number of director nominees exceeds the number of directors to be elected as of the last date on which a shareholder may give notice of a nomination of a director pursuant to Article II, Section 5(d), the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election. For purposes of this Article III, Section 3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
(b)    Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for annual meetings of shareholders the name, together with the Required Information (as required below), of each qualifying person nominated for election (each, a “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Article III, Section 3(b), including without limitation qualifying as an Eligible Shareholder (as defined below) and that expressly elects at the time of providing the written notice required by this Article III, Section 3(b) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy statement pursuant to this Article III, Section 3(b).
(1)    For the purposes of this Article III, Section 3(b):
(A)    “Voting Stock” shall mean outstanding shares of stock of the Corporation entitled to vote generally for the election of directors as required by the Articles of Incorporation.

(B)    “Constituent Holder” shall mean any (i) shareholder, (ii) fund included within two (2) or more funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) or (iii) beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Shareholder (as defined below);
(C)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), provided, however, the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and
(D)    a shareholder (including any Constituent Holder) shall be deemed to own only those outstanding shares of Voting Stock as to which the shareholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or Constituent Holder (or either’s affiliate). A shareholder (including any Constituent Holder) shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Article III, Section 3(b), a shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the shareholder has loaned such shares so long as such shareholder retains the power to recall such shares on no greater than five (5) business days’ notice and has recalled such loaned shares as of the record date of the annual meeting of shareholders (and holds any voting power over such shares) or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, so long as such delegation is revocable at any time by the shareholder.
(2)    For purposes of this Article III, Section 3(b), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (B) if the Eligible Shareholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. Any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(3)    To be timely, a shareholder’s Proxy Access Notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation within the time periods applicable to shareholder nominations pursuant to Article II, Section 5(d). Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.
(4)    The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy statement pursuant to this Article III, Section 3(b) but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the

Corporation’s proxy statement pursuant to this Article III, Section 3(b) with respect to an annual meeting of shareholders shall not exceed the greater of (x) two (2) directors or (y) the largest whole number that does not exceed twenty-five per cent (25%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Article III, Section 3(b) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(A)    the number of directors in office or director candidates for whom access to the Corporation’s proxy statement was previously provided pursuant to this Article III, Section 3(b), other than (x) any such director referred to in this clause (A) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (y) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two (2) successive annual terms;
(B)    the number of such director candidates for which the Corporation shall have received one or more shareholder notices nominating director candidates pursuant to Article II, Section 5(d), provided, however, the reduction provided for in this subsection (B) shall not apply if its application would reduce the Permitted Number below one (1); and
(C)    the number of directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy statement with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Corporation), other than (x) any such director referred to in this clause (C) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (y) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two (2) successive annual terms; provided, further, in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Article III, Section 3(b) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this Article III, Section 3(b) for an annual meeting of shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(5)    An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Article III, Section 3(b), and as of the record date for the determination of shareholders entitled to notice and to vote at the annual meeting, at least three per cent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting. No shares may be attributed to more than one group constituting an Eligible Shareholder under this Article III, Section 3(b) and no shareholder may be a member of more than one group constituting an Eligible Shareholder. Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three (3)-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).
(6)    No later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(b) may be timely delivered to the secretary, an Eligible Shareholder (including each Constituent Holder) must provide the information required by Article II, Section 5(e) to the secretary of the Corporation and also provide the following information in writing to the secretary:

(A)    with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;
(B)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
a.    within ten (10) days after the record date of the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
b.    immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;
(C)    a representation that such person:
a.    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;
b.    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Article III, Section 3(b);
c.    has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than in support of its Shareholder Nominee(s) or a nominee of the Board of Directors;

d.    will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and
e.    will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Article III, Section 3(b);
(D)    in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(E)    an undertaking that such person agrees to:
a.    assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, in each case in connection with or relating to the nomination of, or efforts to elect, the Shareholder Nominee;
b.    promptly provide to the Corporation such other information as the Corporation may reasonably request; and
c.    file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(b) may be timely delivered to the secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Article III, Section 3(b) to be provided to the Corporation must be further updated and supplemented (through receipt by the secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and the secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(7)    The Eligible Shareholder may provide to the secretary, at the time the information required by this Article III, Section 3(b) is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per Shareholder Nominee, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Article III, Section 3(b), the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.
(8)    No later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(b) may be timely delivered to the secretary, each Shareholder Nominee must provide to the secretary the information required in Article II, Section 5(e), a completed and executed questionnaire, representation and agreement as required by Article II, Section 5(j), and also:
(A)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected and that such Shareholder Nominee will promptly provide to the Corporation such other information as the Corporation may reasonably request; and
(B)    provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection (10) below apply and to determine if such Shareholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.
Any proposed Shareholder Nominee shall also furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or as otherwise requested pursuant to Article II, Section 5(g).
(9)    Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Article III, Section 3(b) or any other provision of these By-Laws, the Articles of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.
(10)    The Corporation shall not be required to include, pursuant to this Article III, Section 3(b), a Shareholder Nominee in its proxy statement for any annual meeting of shareholders, or if the proxy statement already has been filed, to allow the nomination (or vote with respect to) a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(A)    who is not independent under the listing standards of the principal United States exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors or who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each case as determined by the Board of Directors;
(B)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal United States exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;
(C)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding (other than in connection with traffic violations and other similar minor offenses), has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(D)    if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Article III, Section 3(b) or any agreement, representation or undertaking required by this Article III, Section 3(b); or
(E)    if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

(c)    Except as provided in Article III, Section 3(b), or to the extent provided by Rule 14a-19 promulgated under the Exchange Act with respect to a nomination made by a shareholder pursuant to Article II, Section 3(b) and Section 5(c) and that otherwise complies with the applicable provisions of these By-Laws, nothing in these By-Laws shall be construed to grant any shareholder the right to include or have disseminated or described in the Corporation’s proxy statement any such nomination of director or directors. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.
4.    DIRECTORS’ TERMS: No decrease in the number of directors shall have the effect of changing the term of any incumbent director. Unless a director resigns or is removed by no less than a majority of the votes of all shares entitled to be cast at an election of directors as required by the Articles of Incorporation, every director shall hold office for the term elected and until a successor shall have been elected and qualified. Any vacancy occurring on the Board of Directors may be filled by the Board of Directors or, if the directors remaining in office are less than a quorum of the Board of Directors, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.
5.    DIRECTORS’ MEETINGS: The annual meeting of the directors shall be held immediately after the annual meeting of the shareholders or at such other date and time as may be determined by the Board Chair or the Board of Directors. The Board of Directors, as soon as may be convenient after the annual meeting of the shareholders at which such directors are elected, shall elect the officers of the Corporation as provided in Article V, Section 2 hereof. Special meetings may be called by the Board Chair or the lead independent director, if any, or by a majority of the directors then in office by giving notice in accordance with Article III, Section 7.
6.    QUORUM AND MANNER OF ACTING: Except where otherwise required by the Articles of Incorporation, these By-Laws or the VSCA, a quorum shall be a majority of the directors, and the affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given. Action may be taken by the Board of Directors or any committee thereof without a meeting if each director or committee member, as applicable, signs a consent either before or after such action. A written consent and the signing thereof may be accomplished by one or more electronic transmissions. Any such consent shall have the same force and effect as a unanimous vote.
7.    NOTICE OF MEETING: At the annual meeting of the Board of Directors each year and at any meeting thereafter, the Board of Directors may designate the dates, times and places of regular meetings of the Board of Directors for the ensuing calendar year, and no notice of any kind need be given thereafter with respect to such regular meetings. Notice of any special meeting of the Board of Directors shall be by oral (in person or by telephone), electronic or written notice duly given to each director not less than twenty-four (24) hours before the time of the proposed meeting. The notice need not describe the purpose of the special meeting.
8.    WAIVER OF NOTICE: A director may waive any notice required by the VSCA, the Articles of Incorporation, or these By-Laws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the director entitled to the notice and delivered to the Corporation’s secretary for filing by the Corporation with the minutes of the meeting or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not after objecting vote for or assent to action taken at the meeting.
9.    COMPENSATION: Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee and such other compensation as the Board of Directors shall determine. A director may serve or be employed by the Corporation in any other capacity and receive compensation therefor.
10.    CHAIR OF THE BOARD OF DIRECTORS; VICE CHAIR: The Board of Directors shall choose from among the directors a Board Chair, who may be an executive Board Chair or a non-executive Board Chair. The Board Chair shall preside over meetings of the Board of Directors and have such powers and perform such duties as may be provided in these By-Laws or assigned by the Board of Directors from time to time. In the absence or inability to act of the Board Chair, another director selected by the Board of Directors shall have such powers and perform such duties. The Board of Directors may also choose from among the directors one or more Vice Chairs, who shall have such powers and perform such duties as may be assigned by the Board of Directors from time to time.
11.    LEAD INDEPENDENT DIRECTOR: The Board of Directors may designate a lead independent director. The lead independent director shall have such powers and perform such duties as may be provided in these By-Laws or assigned by the Board of Directors from time to time.
12.    REMOTE PARTICIPATION IN MEETINGS: Any or all directors may participate in any regular or special meeting of the Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
13.    COMMITTEES: In addition to the executive committee authorized by Article IV of these By-Laws, other committees, consisting of two (2) or more directors, may be established by the Board of Directors by a resolution adopted by the greater number of a majority of all directors in office at the time the action is being taken or the number of directors required to take action under Article III, Section 6 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.
ARTICLE IV.

EXECUTIVE COMMITTEE
1.    HOW CONSTITUTED AND POWERS: The Board of Directors, by resolution adopted pursuant to Article III, Section 13 hereof, may establish, in addition to the Board Chair, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.
2.    ORGANIZATION, ETC.: The executive committee may choose a chair. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
3.    MEETINGS: Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to such member’s residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such place by electronic transmission or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.
4.    QUORUM AND MANNER OF ACTING: A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

5.    REMOVAL: Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.
6.    VACANCIES: Any vacancy in the executive committee shall be filled by the Board of Directors.
ARTICLE V.

OFFICERS
1.    NUMBER: The officers of the Corporation shall include a chief executive officer, a secretary and such other officers as the Board of Directors or, pursuant to Article V, Section 4, the chief executive officer from time to time may deem proper, including but not limited to a president, one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a chief financial officer, a treasurer and a controller. Any two or more offices may be held by the same person. Officers may be designated “chief officers” of certain functions in addition to chief executive officer and chief financial officer, and such officers shall be deemed to be vice presidents for purposes of these By-Laws.
2.    ELECTION, TERM OF OFFICE AND QUALIFICATIONS: All officers of the Corporation shall be elected by the Board of Directors or, pursuant to Article V, Section 4, by the chief executive officer. Each officer shall hold office until his or her successor shall have been duly appointed or until he or she shall resign or shall have been removed in the manner hereinafter provided.
3.    VACANCIES: If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by appointments made by the Board of Directors or, pursuant to Article V, Section 4, by the chief executive officer.
4.    OTHER OFFICERS, AGENTS AND EMPLOYEES – THEIR POWERS AND DUTIES: The chief executive officer shall have the authority to appoint one or more officers below the level of executive vice president, including but not limited to one or more vice presidents, treasurers, assistant treasurers, controllers, assistant controllers and assistant secretaries as the chief executive officer deems necessary, to hold office for such time as may be designated by the chief executive officer. Any two or more offices may be held by the same person. The Board of Directors or the chief executive officer may from time to time prescribe the powers and duties of other officers, agents and employees of the Corporation.
5.    REMOVAL: Any officer of the Corporation may be removed, either with or without cause, by the Board of Directors or, in the case of any officer not appointed by the

Board of Directors, by the chief executive officer or by a superior officer upon whom such power of removal may be conferred by the foregoing.
6.    CHIEF EXECUTIVE OFFICER: The chief executive officer shall be responsible to the Board of Directors and shall be responsible for the general management and control of the business and affairs of the Corporation and shall be devoted to the Corporation’s operations under the basic policies set by the Board of Directors. The chief executive officer shall, from time to time, report to the Board of Directors on matters within his or her knowledge which the interests of the Corporation may require be brought to its attention. The chief executive officer shall do and perform such other duties from time to time as may be assigned to such officer by the Board Chair and the Board of Directors. In the absence or inability to act of the Board Chair and the lead independent director, the chief executive officer, if a director, shall preside at meetings of the Board of Directors.
7.    PRESIDENT: The president, if any, shall perform such duties and have such powers relative to the business and affairs of the Corporation as may be assigned to the president by the Board of Directors or the chief executive officer. The offices of president and chief executive officer may be held by the same or separate persons. In the event that such offices are held by separate persons, the president shall be responsible to the chief executive officer, who shall be the more senior ranked officer of the Corporation.
8.    VICE PRESIDENTS: Vice presidents of the Corporation, if any, shall assist the chief executive officer and the president, if any, in carrying out their respective duties and shall perform those duties which may from time to time be assigned to them by the Board of Directors, the chief executive officer or the president, if any.
9.    CHIEF FINANCIAL OFFICER: The chief financial officer shall be an executive vice president of the Corporation and shall be responsible for the management and supervision of the financial affairs of the Corporation.
10.    TREASURER: The treasurer, if any, shall have charge of the funds, securities, receipts and disbursements of the Corporation. The treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the Board Chair, the chief executive officer, the president, if any, and the chief financial officer, whenever required by any of them, an account of all of his or her transactions as treasurer. If required, the treasurer shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his or her office and the restoration to the Corporation at the expiration of his or her term of office or in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his or her possession or under his control belonging to the Corporation. The treasurer shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer, the president, if any, or the chief financial officer.
11.    SECRETARY: The secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors or any committee thereof in a book or books kept for that purpose and shall be responsible for authenticating records of the Corporation. The secretary shall have charge of such books and papers as the Board of Directors may direct. The secretary shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to his or her office, or as the Board of Directors, the chief executive officer, or the president, if any, may from time to time prescribe.
12.    ASSISTANT SECRETARIES: In the absence or disability of the secretary, one or more assistant secretaries shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall also perform such other duties as from time to time may be assigned to him or her.
13.    CONTROLLER: The controller, if any, shall be administrative head of the controller’s department and shall have primary responsibility for accounting and financial reporting. The controller shall perform such other duties as from time to time may be assigned to him or her.
14.    DUTIES OF OTHER OFFICERS. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors, by the chief executive officer or their superior officer. Except as may otherwise be so stated by the foregoing or inconsistent with these By-Laws, such other officers shall have such authority and perform the duties which generally pertain to their respective offices, or as the chief executive officer or the Board of Directors may from time to time prescribe.
15.    DELEGATION: Unless prohibited by the Board of Directors, an officer may, without the approval of the Board of Directors, delegate some or all of the duties and powers of his or her office to a subordinate officer or other persons.
ARTICLE VI.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
1.    CONTRACTS: The chief executive officer, the president, if any, the chief financial officer, any vice president, the treasurer, if any, and such other persons as the Board of

Directors or the chief executive officer may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other director, officer, agent or employee shall, unless otherwise provided in these By-Laws, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.
2.    LOANS: The chief executive officer, the president, if any, the chief financial officer, the treasurer, if any, and such other persons as the Board of Directors or the chief executive officer may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stock, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.
3.    VOTING OF STOCK OR OWNERSHIP INTEREST HELD: The chief executive officer, the president, if any, the chief financial officer, any vice president, the secretary or any assistant secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation or other legal entity, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing to any action by any other such corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper. The chief executive officer, the president, if any, the chief financial officer, any vice president or the secretary or any assistant secretary may attend any meeting of the holders of stock or other securities of such other corporation or entity and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation or entity.
ARTICLE VII.

EVIDENCE OF SHARES
1.    FORM: Shares of the Corporation’s stock shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares of stock without certificates. In such event, within a reasonable time after issuance, the

Corporation shall deliver to the shareholder a written statement with respect to such shares containing the information required by the VSCA. When issued, the certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. Each share certificate shall be signed by two officers of the Corporation, who may be the same individual, and who may be the Board Chair, the chief executive officer, the president, any vice president, the secretary, any assistant secretary or any other officers designated from time to time by the Board of Directors. Any or all of the signatures on the certificates may be facsimile. If the person who signed a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid and, if any such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate, and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation. The Board of Directors may issue scrip in registered form, which shall entitle the holder to receive a certificate for a full share. Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable. Fractional shares may also be issued.
2.    LOST CERTIFICATES: The chief executive officer, treasurer or secretary may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the Corporation if the person or persons who claim the certificate or certificates make an affidavit stating the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond, in such sum as the Corporation may direct, to indemnify the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
3.    TRANSFER OF STOCK: Upon surrender to the Corporation, or to the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
4.    REGISTERED SHAREHOLDERS: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.
ARTICLE VIII.

MISCELLANEOUS
1.    NOTICES: Any notice required to be given by the Corporation to a shareholder, director or officer may be given in any manner permitted by the VSCA, including electronic transmission (which includes email) to the extent permitted thereby. Each shareholder, director and officer shall furnish in writing to the secretary of the Corporation the address to which notices of every kind may be delivered or mailed.
2.    REGISTERED OFFICE AND AGENT: The Corporation shall at all times have a registered office and a registered agent.
3.    SEAL: The seal of the Corporation shall be a flat faced circular die containing the word “SEAL” in the center and the name of the Corporation around the circumference.
4.    AMENDMENT OF BY-LAWS: The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed or new By-Laws adopted by the shareholders and the shareholders may prescribe that any By-Law adopted by them may not be altered, amended or repealed by the Board of Directors.
5.    FISCAL YEAR: The fiscal year of the Corporation shall be established by resolution of the Board of Directors and may be changed from time to time.
ARTICLE IX.

EMERGENCY BY-LAWS
If a quorum of the Board of Directors cannot readily be assembled because of a catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:
1.    The third sentence of Section 5, Article III shall read as follows: Special meetings of the Board of Directors (or any committee of the Board of Directors) shall be held whenever called by order of any director or of any person having the powers and duties of the Board Chair, the chief executive officer, or the president, if any.
2.    Section 6, Article III shall read as follows: The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.
ARTICLE X.

EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the federal and state courts in the Commonwealth of Virginia shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of duty owed by any current or former director, officer, employee, shareholder or agent of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of duty, (iii) any action asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), including any right, obligation, or remedy thereunder, (v) any action or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Articles of Incorporation, these By-Laws or otherwise, unless the Corporation and the party bringing such action or proceeding have entered into a written agreement providing for any other forum or dispute resolution process, in which case such action or proceeding shall be subject to such written agreement, (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in subsection C of Section 13.1-624 of the Virginia Stock Corporation Act, in all cases to the fullest extent permitted by law and subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants. To the extent that the federal or state courts in the Commonwealth of Virginia do not have personal jurisdiction over the indispensable parties named as defendants, such parties must be given a reasonable opportunity to consent to such jurisdiction before any action or proceeding may be brought or maintained in any other court. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (a “Securities Act Complaint”).
If any action the subject matter of which is within the scope of this Article X is filed in a court other than a federal or state court located within the Commonwealth of Virginia or, in the case of a Securities Act Complaint, a federal district court of the United States of America (a “Foreign Action”) by or in the name of any shareholder (including any beneficial owner), such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts located within the Commonwealth of Virginia in connection with any action brought in any such court to enforce the provisions of this Article X and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. Failure to enforce the provisions of this Article X would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article X with respect to any current or future actions or proceedings.